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                                                                   EXHIBIT 10.41


                                    AMENDMENT
                       TO THE TESORO PETROLEUM CORPORATION
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



      THIS AGREEMENT by Tesoro Petroleum Corporation (the "Sponsor"),

                                   WITNESSETH:

      WHEREAS, the Sponsor maintains the Plan known as "Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan" (the "Plan"); and

      WHEREAS, the Sponsor retained the right in Paragraph 13 of the Plan to amend the Plan from time to time; and

      WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 13th day of May, 2002, to amend the Plan;

      NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor, Paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

      3. OPTION SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.16-2/3 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). In addition, for purposes of the Plan and the Options, the term Common Stock shall also be deemed to include any rights to purchase ("Rights") the Participating Preferred Stock, no par value, of the Company that may then be trading with the Common Stock as provided in the Rights Agreement between the Company and Chemical Bank, N.A., relating to the Rights. The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 300,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

            If any outstanding Option shall expire, terminate or be surrendered for any reason or cause, including, but not limited to, the death of the optionee or the fact that the optionee ceases to be a director, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.




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